September 24, 2012

ICM, Inc.

310 N. First St. Colwich, Kansas 67030

Attn: General Counsel

Southwest Iowa Renewable Energy, LLC

10868 189th Street

Council Bluffs, lA 51503

Attn: General Manager

Re:             Assignment of Interests From Bunge N.A. Holdings, Inc. ("BNAH") to Bunge North America, Inc. ("BNAI")  Dear Brian and Brian:

I am writing to notify you that BNAH will assign all of its interest in and under the following documents to its affiliate, BNAI, effective September 28, 2012:

•	Subordinated Revolving Credit Note, dated August 26, 2009, with Southwest Iowa Renewable Energy, LLC ("SIRE") as the Borrower and an initial principal balance of up to $10,000,000;

Subordinated Term Loan Note, dated June 17, 2010, with SIRE as the Borrower and an initial principal balance of $28,106,578.97;

Bunge Agreement- Equity Matters, executed August 26, 2009, by SIRE for the benefit ofBNAH;

Subordination Agreement, dated as of June 17, 2010, by and among ICM, Inc., AgStar Financial Services, PCA, and BNAH; and

•	Intercreditor Agreement, dated as of June 17, 2010, by ICM and BNAH.

AgStar has consented to these assignments.  Please let me know if you have any questions or need any additional information.

Sincerely,
BUNGE NORTH AMERICA, INC.
/s/ Robert Barrett
By: Robert Barrett, Senior Counsel

cc:	Ron Munson
David Gardels
Eric Hakmiller

OMA-348634-1